UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 23, 2021

iBio, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35023	26-2797813
(Commission File Number)	(IRS Employer Identification No.)

8800 HSC Parkway

Bryan, TX 77807

(Address of principal executive offices and zip code)

(979) 446-0027

(Registrant’s telephone number including area code)

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IBIO	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 23, 2021, the Board of Directors (the “Board”) of iBio, Inc. (the “Company”) elected William D. (Chip) Clark as a Class III Director of the Board. Mr. Clark was appointed to the Company’s Audit Committee and Nominating and Corporate Governance Committee of the Board. Each Class of directors stands for re-election every three (3) years. Class III Directors are next up for election at the Company’s 2023 annual meeting of stockholders. Mr. Clark’s term as a director will continue until such time as his successor is duly elected and qualified or until his earlier resignation or removal.

Mr. Clark will receive compensation that includes $40,000 in annual fees in cash compensation, payable quarterly, and an additional $7,500 in annual fees in cash compensation for service on the Company’s Audit Committee and $4,000 in annual fees in cash compensation for service on the Nominating and Corporate Governance Committee of the Board, payable quarterly. In addition, on August 23, 2021 Mr. Clark was granted a nonqualified stock option to purchase 100,000 shares of the Company’s common stock, par value $0.001 per share, to vest in equal monthly installments over a 36 month period, issued pursuant to the iBio, Inc. 2020 Omnibus Equity Incentive Plan. Mr. Clark will enter into a stock option agreement in connection with the option grant. A brief description of the qualifications and experiences of Mr. Clark is below.

Mr. Clark has more than 30 years of biotechnology and pharmaceutical experience, with a focus on business development, commercialization, strategic planning, and general management. Since 2011, he has served as the President and Chief Executive Officer of Nasdaq-listed biopharmaceutical company, Genocea Biosciences, Inc. (“Genocea”) . In that role, among other accomplishments, he executed Genocea’s successful strategic pivot from infectious disease to immuno-oncology. Prior to joining Genocea, Mr. Clark was Chief Business Officer at Vanda Pharmaceuticals Inc. (“Vanda”), a company he co-founded in 2004. There, he played central roles in completing the company’s 2006 Nasdaq initial public offering and its 2009 out-licensing deal with Novartis Pharma AG, from which Vanda received an upfront payment of $200 million, plus contingent additional future milestone payments totaling up to $265 million. Previously, he was a Principal at Care Capital, LLC, a venture capital firm investing in biopharmaceutical companies. Earlier in his career, he spent 10 years at SmithKline Beecham Corporation (now part of GlaxoSmithKline plc) in a variety of business development roles. Mr. Clark holds an MBA from The Wharton School at the University of Pennsylvania and a BA from Harvard University.

There are no family relationships between the above- named director and any other director or executive officer of the Company, nor has any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On August 26, 2021, the Company issued a press release announcing the appointment of Mr. Clark. A copy of the press release is attached hereto as Exhibit 99.1.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or otherwise subject to the liabilities under that section and shall not be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language contained in such filing, unless otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits is furnished with this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Director Offer Letter
99.1	Press Release issued by iBio, Inc. on August 26, 2021

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: August 26, 2021	By:	/s/ Thomas F. Isett
		Name:	Thomas F. Isett
		Title:	Chief Executive Officer